Exhibit 99.1

Hercules Technology Growth Capital Closes New Three-Year, $55.0 Million Credit Facility with Union Bank and RBC Capital Markets

PALO ALTO, Calif.—(BUSINESS WIRE)—Hercules Technology Growth Capital, Inc. (NASDAQ:HTGC), the largest specialty finance company addressing the capital needs of technology-related venture capital and private equity-backed companies announced today the renewal and the addition of a new lender to its Union Bank Facility. Union Bank of California and RBC Capital Markets have made commitments of $30.0 million and $25.0 million, respectively, increasing the facility to $55.0 million from $20.0 million.

The amendment also extends the maturity date of the Union Bank Facility by approximately three years to November 2, 2014. The Union Bank Facility requires the payment of a non-use fee of 0.50% annually. The other terms of the Union Bank Facility generally remain unchanged, including the stated interest rate, which is LIBOR plus 2.25% with a floor of 4.0%. The Union Bank Facility contains an accordion feature, in which we can increase the credit line up to an aggregate of $150.0 million, funded by additional lenders and with the agreement of Union Bank and subject to other customary conditions.

“We appreciate our strong partnership with these lenders and their support of our venture lending activities,” commented Manuel A. Henriquez, co-founder, chairman and chief executive officer of Hercules. “The increase and extension of this facility provides us with additional leverage for future growth.”

About Hercules Technology Growth Capital, Inc.:

Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance firm providing customized loans to public and private technology-related companies, including clean technology, life science and select lower middle market technology companies at all stages of development. Since its founding in 2003, Hercules has committed over $2.6 billion in flexible financing solutions to over 180 companies, enabling these companies to maximize their equity by leveraging these assets. Hercules’ strength comes from its deep understanding of credit and the industries it serves, allowing it to partner with venture capital and private equity companies for a less dilutive source of growth capital helping companies to bridge through their critical stages of growth. Hercules offers a full suite of growth capital products at all levels of the capital structure, up to $40 million, lines of credit to term loans. The company is headquartered in Palo Alto, California and has additional offices in Massachusetts, Colorado and Virginia. Providing capital to publicly-traded or privately-held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital. For more information, please visit www.htgc.com.

Companies interested in learning more about financing opportunities should contact info@HTGC.com, or call 650.289.3060.

Historical and Forward-Looking Statements:

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. In addition, the statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market turbulence, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Hercules Technology Growth Capital, Inc.

Main, 650-289-3060 HT-HN

info@htgc.com

Sally Borg, 650-289-3066

sborg@htgc.com